                                                                     EXHIBIT 2.2

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                          DAL-TILE INTERNATIONAL INC.,

                               DTI INVESTORS LLC,

                                      and

                               DTI MERGER COMPANY

                          Dated as of August 7, 1996





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

                                 DEFINED TERMS

Term                                                      Section
- ----                                                      -------
Agreement..............................................Preamble
Certificate of Merger..................................Section 1.3
Closing................................................Section 1.2
Closing Date...........................................Section 1.2
Company................................................Preamble
DGCL...................................................Section 1.1
Dissenting Stockholders................................Section 4.1(a)
Effective Time.........................................Section 1.3
Investors..............................................Preamble
LLC Units..............................................Section 4.1(a)
Merger.................................................Section 1.1
Merger Sub.............................................Preamble
Shares.................................................Section 4.1(a)
Surviving Corporation..................................Section 1.1

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
                                              ---------
August 7, 1996, by and among Dal-Tile International Inc., a Delaware corporation (the "Company"), DTI Investors LLC, a Delaware limited liability
                  -------
company ("Investors") and DTI Merger Company ("Merger Sub"), a Delaware
          ---------                            ----------
corporation which is owned 63% by Investors and 37% by Armstrong Enterprises, Inc.

          WHEREAS, the board of directors of each of the Company and Merger Sub and the Members of Investors each have determined that it is in the best interest of their respective stockholders or members to effect the transactions contemplated hereby; and

          WHEREAS, the board of directors and the holders of the Class B common stock of the Company, the board of directors and the stockholders of Merger Sub and the Members of Investors each have approved the merger of Merger Sub with and into the Company in accordance with applicable law, upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Company has issued and outstanding 1,595,238 shares of Class A Common Stock, 15,873 shares of Class B Common Stock, 495,254 shares of Class C Common Stock, 1,587,302 shares of Class D Common Stock, 198,413 shares of Class E Common Stock, and 198,413 shares of Class F Common Stock; and

          WHEREAS, Merger Sub has issued and outstanding 100 shares of common stock,

          NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER;

                          THE CLOSING; EFFECTIVE TIME

          Section 1.1.  The Merger. Subject to the terms and conditions of this
                        ----------
Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall
                                                -----------
be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger").
                                                                       ------
The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to
                                --------- -----------
be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL") and, to the extent relevant, the Delaware Limited Liability Company Act.
 ----

          Section 1.2.  The Closing.  Subject to the terms and conditions of
                        -----------
this Agreement, the closing of the Merger (the "Closing") shall take place at
                                                -------
the offices of Fried, Frank, Harris, Shriver & Jacobson, at 9:00 a.m., local time, on August 12, 1996, or at such other time, date or place as is agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
                                ------------

          Section 1.3.  Effective Time.  On the Closing Date, immediately
                        --------------
following the Closing, the parties hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL (the "Certificate of
                                                          --------------
Merger") to be properly executed and filed in accordance with such section.  The
- ------
Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").
                                                         --------------


                                   ARTICLE 2

                   CERTIFICATE OF INCORPORATION AND BY-LAWS

                         OF THE SURVIVING CORPORATION

          Section 2.1.  Certificate of Incorporation.  The Restated Certificate
                        ----------------------------
of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

          Section 2.2.  By-Laws.  The By-Laws of the Company in effect at the
                        -------
Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.


                                   ARTICLE 3

                            DIRECTORS AND OFFICERS

                         OF THE SURVIVING CORPORATION

          Section 3.1.  Directors.  The directors of the Company immediately
                        ---------
prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

          Section 3.2.  Officers.  The officers of the Company immediately prior
                        --------
to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.


                                   ARTICLE 4

                          CONVERSION OR CANCELLATION

                            OF SHARES IN THE MERGER

          Section 4.1.  Conversion or Cancellation of Shares.  The manner of
                        ------------------------------------
converting or canceling shares of the Company and Merger Sub in the Merger shall be as follows:

          (a) At the Effective Time, each share of Class A, Class B, Class C, Class D, Class E and Class F Common Stock, each with a par value $0.01 per share (the "Shares"), of the Company issued and outstanding immediately prior to the
      ------
Effective Time (other than Shares (i) which are owned by any stockholder of Merger Sub or (ii) which are held by stockholders ("Dissenting Stockholders")
                                                    -----------------------
exercising appraisal rights with respect to such Shares pursuant to Section 262 of the DGCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one Class A, Class B, Class C, Class D, Class E or Class F Unit, respectively, representing membership interests in Investors (the "LLC Units"). All such Shares, by virtue of the Merger and
                ---------
without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right, if any, to receive certificates representing the appropriate LLC Units or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 262 of the DGCL.

          (b) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time and owned by any stockholder of Merger Sub immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired and shall cease to exist.

          (c) At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such Shares, be converted into 15,952.38 shares of Class A Common Stock, 158.73 shares of Class B Common Stock, 4,952.54 shares of Class C Common Stock,

15,873.02 shares of Class D Common Stock, 1,984.13 shares of Class E Common Stock and 1,984.13 shares of Class F Common Stock, each par value $0.01 per share, of the Surviving Corporation. It is intended that the number of the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class E Common Stock and Class F Common Stock resulting from such conversion shall be rounded to the nearest whole number of shares held by each holder thereof, with the result that (1) the 37 shares of common stock of Merger Sub held by Armstrong Enterprises, Inc. immediately prior to the Effective Time shall be converted (in the aggregate) into 590,238 shares of Class A Common Stock, 5,873 shares of Class B Common Stock, 183,244 shares of Class C Common Stock, 587,302 shares of Class D Common Stock, 73,413 shares of Class E Common Stock and 73,413 shares of Class F Common Stock, each par value $0.01 per share, of the Surviving Corporation, and (2) the 63 shares of common stock of Merger Sub held by Investors immediately prior to the Effective Time shall be converted (in the aggregate) into 1,005,000 shares of Class A Common Stock, 10,000 shares of Class B Common Stock, 312,010 shares of Class C Common Stock, 1,000,000 shares of Class D Common Stock, 125,000 shares of Class E Common Stock, and 125,000 shares Class F Common Stock, each par value $0.01 per share, of the Surviving Corporation.

          (d) At the Effective Time, each outstanding option to purchase Class A Common Stock of the Company shall continue under the same terms and conditions as in effect prior to the Merger, and shall constitute options to purchase Class A Common Stock of the Surviving Corporation.

          Section 4.2.  Dissenters' Rights.  If any Dissenting Stockholder shall
                        ------------------
fail to perfect or shall have effectively lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into LLC Units pursuant to Section 4.1.
                                                     -----------

          Section 4.3.  Transfer of Shares After the Effective Time.  No
                        -------------------------------------------
transfers of Shares which are issued and outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

                                   ARTICLE 5

                                   COVENANTS

          Section 5.1.  Reasonable Efforts; Other Actions.  Subject to the terms
                        ---------------------------------
and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement, including obtaining any governmental or other consents, transfers, orders, qualifications, waivers, authorizations, exemptions and approvals, providing all notices and making all registrations, filings and applications necessary or desirable for the consummation of the transactions contemplated herein, including, without limitation, the execution and delivery of all agreements or other documents contemplated hereunder to be so executed and delivered.

          Section 5.2.  Information Statement  The Company will cause a notice
                        ---------------------
of merger and information statement to be sent, prior to the Effective Time, to the stockholders of the Company pursuant to Section 262(d)(2) of the DGCL.


                                   ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES

                                OF THE COMPANY

          The Company hereby represents and warrants to Investors and Merger Sub as follows:

          Section 6.1.  Organization and Standing.  The Company is a
                        -------------------------
corporation, duly organized, validly existing and in good standing under the laws of Delaware.

          Section 6.2.  Authority.  (a)  The Company has all requisite power and
                        ---------
authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein by the Company has been duly authorized by all necessary action of the Company.

          (b) This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (c) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated herein will not, (i) violate or conflict with its certificate of incorporation or by-laws, (ii) constitute a breach or default or give rise to any lien or third party right of termination under any material agreement, understanding or undertaking to which it is a party or by which it is bound, (iii) violate any provision of any applicable law, rule or regulation to which the Company, is subject, or (iv) violate any order, judgment or decree applicable to the Company, except, in the case of clauses (ii), (iii) and (iv) hereof, as would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated herein.

          Section 6.3.  Consents and Approvals.  Neither the execution and
                        ----------------------
delivery of this Agreement by the Company nor the consummation of the transactions contemplated herein will require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Company.



                                   ARTICLE 7

                        REPRESENTATIONS AND WARRANTIES

                          OF INVESTORS AND MERGER SUB

          Each of Investors and Merger Sub hereby represents and warrants to the Company as follows:

          Section 7.1.  Organization and Standing.  Investors is a limited
                        -------------------------
liability company and Merger Sub is a corporation, each of which is duly organized, validly existing and in good standing under the laws of Delaware.

          Section 7.2.  Authority.  (a)  Each of Investors and Merger Sub has
                        ---------
all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein by each of Investors and Merger Sub have been duly authorized by all necessary action of each of Investors and Merger Sub.

          (b) This Agreement has been duly and validly executed and delivered by each of Investors and Merger Sub and constitutes a valid and binding agreement of each of Investors and Merger Sub, enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (c) The execution and delivery of this Agreement by each of Investors and Merger Sub do not, and the consummation of the transactions contemplated herein will not, (i) violate or conflict with, respectively, its certificate of formation and operating agreement or its certificate of incorporation and by-laws, (ii) constitute a breach or default or give rise to any lien or third party right of termination under any material agreement, understanding or undertaking to which it is a party or by which it is bound, (iii) violate any provision of any applicable law, rule or regulation to which Investors or Merger Sub is subject, or (iv) violate any order, judgment or decree applicable to Investors or Merger Sub, except, in the case of clauses (ii), (iii) and (iv) hereof, as would not have a material adverse effect on the ability of Investors or Merger Sub to consummate the transactions contemplated herein.

          Section 7.3.  Consents and Approvals.  Neither the execution and
                        ----------------------
delivery of this Agreement by each of Investors and Merger Sub nor the consummation of the transactions contemplated herein will require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of Investors or Merger Sub.


                                   ARTICLE 8

                                  TERMINATION

          Section 8.1.  Termination by Mutual Consent.  This Agreement may be
                        -----------------------------
terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of Investors, Merger Sub and the Company.


                                   ARTICLE 9

                              GENERAL PROVISIONS

          Section 9.1.   Notices.  Any notice required to be given hereunder
                         -------
shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


(a)  If to the Company:               (b)  If to Merger Sub:

Howard I. Bull                        Christine J. Smith, Esq.
Dal-Tile International Inc.           AEA Investors Inc.
7834 Haven Freeway                    65 East 55th Street
Dallas, Texas 75217                   New York, NY  10022
Facsimile: (214) 309-4300             Facsimile:  (212) 888-1459

With a copy to:                       With a copy to:

Frederick H. Fogel, Esq.              Frederick H. Fogel, Esq.
Fried, Frank, Harris, Shriver &       Fried, Frank, Harris, Shriver &
 Jacobson                              Jacobson
One New York Plaza                    One New York Plaza
New York, NY  10004                   New York, NY  10004
Facsimile:  (212) 859-4000            Facsimile:  (212) 859-4000

With a copy to:

Christine J. Smith, Esq.
AEA Investors Inc.
65 East 55th Street
New York, NY  10022
Facsimile:  (212) 888-1459

(c)  If to Investors:

Christine J. Smith, Esq.
AEA Investors Inc.
65 East 55th Street
New York, NY  10022
Facsimile:  (212) 888-1459

With a copy to:

Frederick H. Fogel, Esq.
Fried, Frank, Harris, Shriver &
 Jacobson
One New York Plaza
New York, NY  10004
Facsimile:  (212) 859-4000


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          Section 9.2. Assignment; Binding Effect; Benefit.  Neither this
                       -----------------------------------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 9.3. Amendment.  This Agreement may be amended by the parties
                       ---------
hereto at any time prior to the Effective Time provided that no amendment shall be made which by law requires the further approval of stockholders of the Company without obtaining such further approval. This Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of each of the parties hereto.

          Section 9.4. Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          Section 9.5. Counterparts.  This Agreement may be executed by the
                       ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

          Section 9.6. Headings.  Headings of the Articles and Sections of this
                       --------
Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          Section 9.7. Interpretation.  In this Agreement, unless the context
                       --------------
otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          Section 9.8. Severability.  Any term or provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 9.9. Enforcement of Agreement.  The parties hereto agree that
                       ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware court, this being in addition to any other remedy to which they may be entitled at law or in equity.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                              DAL-TILE INTERNATIONAL INC.

                              By:
                                  ----------------------------------
                                  Name:

                                  Title:

                              DTI INVESTORS LLC

                              By:  AEA Investors Inc., its manager

                              By:
                                  ----------------------------------
                                  Name:

                                  Title:


                              DTI MERGER COMPANY

                              By:
                                  ----------------------------------
                                  Name:

                                  Title: